SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2004

FREEPORT-McMoRan COPPER & GOLD INC.

           Delaware

  1-9916

                      74-2480931

       (State or other

(Commission

        (IRS Employer

        jurisdiction of

  File Number)

         Identification

        incorporation or

         Number)

        organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events.

Freeport-McMoRan Copper & Gold Inc. issued a press release dated January 7, 2004, announcing the completion of the tender offer for its 8¼% Convertible Senior Notes due 2006 (“Notes”), resulting in the early conversion of $180 million of Notes into FCX common stock (see Exhibit 99).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

     ----------------------------------------

           C. Donald Whitmire, Jr.

     Vice President and Controller -

Financial Reporting

         (authorized signatory and

        Principal Accounting Officer)

Date:  January 7, 2004

Freeport-McMoRan Copper & Gold Inc.

Exhibit Index

Exhibit

Number

99

Press release dated January 7, 2004, titled “Freeport-McMoRan Copper & Gold Inc. Announces Conversions of $180 Million of its 8¼% Convertible Senior Notes due 2006.”